CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                            Gumbiner Savett Inc.
                        Certified Public Accountants

Board of Directors
Primco Management Inc.

We hereby consent to the use in the prospectus constituting a part of this Amendment 3 to the S-1 Registration Statement of our report dated September 22, 2011 and March 21, 2011, relating to the financial statements of Primco Management, Inc., which are contained in that prospectus.

We also consent to the reference to us under the caption "Experts" in the prospectus.


Yours Truly,

/s/Gumbiner Savett Inc.
------------------------
Gumbiner Savett Inc.
Santa Monica, CA 90404

September 22, 2011